Exhibit 4.1

                                                                EXECUTION COPY








                                WARRANT AGREEMENT



                                     between



                            MARVEL ENTERPRISES, INC.



                                       and



                           HSBC SECURITIES (USA), INC.




                          Dated as of November 30, 2001






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                                WARRANT AGREEMENT


            WARRANT AGREEMENT, dated as of November 30, 2001 (this "Agreement"), between Marvel Enterprises, Inc., a Delaware corporation (the "Company"), and HSBC Securities (USA), Inc. (the "Warrant Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, pursuant to the terms of a Commitment Letter dated September 28, 2001 (the "Commitment Letter"), between the Company and the Warrant Agent (collectively with its affiliates, "HSBC"), the Company has agreed to deliver without cost to the Warrant Agent on the date (the "Initial Funding Date") of the initial funding under the $80,000,000 senior secured credit facilities referred to therein (the "Credit Facilities") warrants or other options satisfactory to the Warrant Agent for the purchase of up to 750,000 Common Shares at the market price for such shares as quoted on the New York Stock Exchange as of the close of business one day prior to the Initial Funding Date (each, a "Warrant" and, collectively, the "Warrants"); and

            WHEREAS, the Company desires to engage the Warrant Agent to act on the Company's behalf, and the Warrant Agent desires to act on behalf of the Company, in connection with the issuance of the Warrant Certificates (as defined below) and the other matters as provided herein, including, without limitation, for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the record holders thereof (together with the holders of shares of Common Stock (or other securities) received upon exercise thereof, the "Holders").

            NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements contained herein and in the Commitment Letter, the Company and the Warrant Agent hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Auditors" means, at any time, the independent auditors of the Company at such time.

            "Board" means the board of directors of the Company from time to time.

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            "Business Day" means a day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the corporate trust office of the Warrant Agent, are authorized by law to close.

            "Cashless Exercise" has the meaning specified in Section 3.3 hereof.

            "Cashless Exercise Ratio" has the meaning specified in Section 3.3 hereof.

            "Certificate for Surrender" means the form on the reverse side of the Warrant Certificate substantially in the form of Exhibit A hereto.

            "Closing Date" means the date hereof.

            "Commission" means the United States Securities and Exchange Commission.

            "Common Shares" means the shares of the Common Stock of the Company.

            "Common Stock" means the common stock, par value $.01 per share of the Company, and any other capital stock of the Company into which such Common Stock may be converted or reclassified or that may be issued in respect of, in exchange for or in substitution of such Common Stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

            "Company" has the meaning specified in the recitals to this Agreement.

            "Credit Facilities" has the meaning specified in the recitals to this Agreement.

            "Current Market Value" has the meaning specified in Section 4.1(d) hereof.

            "Depositary" means The Depository Trust Company, its nominees and their respective successors.

            "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

            "Exercise Date" means the date upon which a Holder exercises a Warrant or Warrants in accordance with Section 3.2.

            "Exercise Price" has the meaning specified in Section 3.1 hereof.

            "Expiration Date" means the fifth anniversary of the Initial Funding Date.

            "Financial Expert" means one of the Persons listed in Appendix A hereto.

            "Holders" has the meaning specified in the recitals to this Agreement.

            "Independent Financial Expert" means a Financial Expert that does not (and whose directors, executive officers and 5.0% stockholders do not) have a direct or indirect financial interest in the Company or any of its subsidiaries or Affiliates, which has not been for


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at least five years and, at the time that it is called upon to give independent financial advice to the Company, is not (and none of its directors, executive officers or 5.0% stockholders is) a promoter, director or officer of the Company or any of its subsidiaries or Affiliates.

            "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

            "Officer" means, with respect to the Company, (i) any member of the Board, or the Chairman, the President, the Chief Executive Officer, any Vice President, the Chief Operating Officer or the Chief Financial Officer of the Company, any officer of a subsidiary designated by the Board to act as such officer of the Company or any other person duly authorized and empowered by the Board to execute for and on behalf and in the name of the Company (any officer or other person described in this clause (i), a "Senior Officer") and (ii) the Treasurer, Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or any officer of a subsidiary designated by the Board to act as such officer of the Company.

            "Officers' Certificate" means a certificate signed by one Senior Officer and one other Officer or by two Senior Officers.

            "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company.

            "Parent" means any Person of which the Company is a direct or indirect subsidiary.

            "Person" means an individual, corporation, partnership, limited liability company, joint venture association, joint-stock company trust, unincorporated organization, government or agency thereof.

            "Private Placement Legend" means the legend set forth on the Warrant Certificates in the form set forth in Section 2.2.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Relevant Value" means the value of the Warrants as set forth in a Value Report.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Securities Act" means the United States Securities Act of 1933, as amended.

            "Subscription Form" means the form on the reverse side of the Warrant Certificate substantially in the form of Exhibit A hereto.

            "Underlying Securities" shall mean the Common Shares (or other securities) purchasable upon exercise of the Warrants.

            "Value Report" has the meaning specified in Section 4.1(k) hereof.


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            "Warrant" has the meaning specified in the recitals to this
Agreement.

            "Warrant Agent" has the meaning specified in the preamble to this Agreement.

            "Warrant Certificates" has the meaning specified in Section 2.1 hereof.

            "Warrant Registration Rights Agreement" means the Warrant Registration Rights Agreement relating to the Warrants, dated the date hereof, between the Company and the Warrant Agent.

                                   ARTICLE II

                                ISSUE OF WARRANTS

            Section 2.1. Form of Warrant Certificates.

            Certificates representing the Warrants (the "Warrant Certificates") shall be substantially in the form attached hereto as Exhibit A, shall be dated the date on which such Warrant Certificates are countersigned by the Warrant Agent and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed or any depositary, or to conform to custom or usage.

            The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Warrants may be listed, all as determined by the Officer or Officers executing such Warrant Certificates, as evidenced by the execution of such Warrant Certificates.

            Section 2.2.  Restrictive Legends.

            Except as provided for in Section 8.2(c) hereof, the Warrant Certificates shall bear the following legend on the face thereof:

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE


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      SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN
      INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER REGULATION D UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (5) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

            Section 2.3.  Execution and Delivery of Warrant Certificates.

            Warrant Certificates may be executed, on or after the date of this Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the written direction of the Company signed by one or more Senior Officers to the purchasers thereof on the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.3 or by Section 3.3,
Article VI or Article VIII hereof. In consideration for the initial funding under the Credit Facilities, Warrant Certificates for 750,000 shares shall be executed and delivered to the Warrant Agent on the date hereof.

            The Warrant Certificates shall be executed on behalf of the Company by one or more Senior Officers of the Company either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned by manual signature of the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any Senior Officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such Senior Officer of the Company before countersignature by the Warrant Agent and the issuance and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such Senior Officer of the Company.

                                   ARTICLE III

               EXERCISE PRICE, EXERCISE AND REPURCHASE OF WARRANTS

            Section 3.1. Exercise Price.

            Each Warrant Certificate shall, when countersigned by the Warrant Agent, initially entitle the Holder thereof, subject to the provisions of this Agreement, to purchase the number of Common Shares indicated thereon at a per share purchase price (the "Exercise Price") equal to $3.62, subject to adjustment as provided in Section 4.1 and Article V hereof.

            Section 3.2. Exercise; Restrictions on Exercise.

            At any time prior to 5:00 p.m. (New York City time) on the Expiration Date, any outstanding Warrants may be exercised on any Business Day; provided that Holders of Warrants


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will be able to exercise their Warrants only if a registration statement relating to the Common Shares (or other securities) issuable upon exercise of the Warrants is then effective and available, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act, as reasonably determined by the Company, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside. Any Warrants not exercised by 5:00 p.m., New York City time, on the Expiration Date shall expire and all rights of the Holders of such Warrants shall terminate. Additionally, pursuant to Section 4.1(h)(ii) hereof, the Warrants shall expire and all rights of the Holders of such Warrants shall terminate in the event the Company merges or consolidates with or sells all or substantially all of its property and assets to a Person (other than an Affiliate of the Company) if the consideration payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale consists solely of cash or in the event of the dissolution, liquidation or winding up of the Company.

            Section 3.3. Method of Exercise; Payment of Exercise Price.

            In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof must surrender for exercise the Warrant Certificate to the Warrant Agent at its corporate trust office address set forth in Section 12.5 hereof, with the Subscription Form set forth on the reverse of the Warrant Certificate duly executed, together with payment in full of the Exercise Price then in effect for each Common Share (or other securities) purchasable upon exercise of the Warrants as to which a Warrant is exercised; such payment may be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company for such purpose, (ii) without the payment of cash (a "Cashless Exercise"), by reducing the number of shares of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (b) the Cashless Exercise Ratio, or (iii) a combination of (i) and (ii). Any payment made pursuant to clause (i) of the preceding sentence shall be made in care of the Warrant Agent at its corporate trust office address set forth in Section 12.5 hereof prior to the close of business on the date the Warrant Certificate is surrendered to the Warrant Agent for exercise. All payments received upon exercise of Warrants shall be delivered to the Company by the Warrant Agent as instructed in writing by the Company. The Warrant Agent shall transmit the entire amount that it has received, without any deduction of any wire, cable, service or other charges.

            The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Price per share of the Common Stock on the Exercise Date. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of the Warrant Agreement shall be applicable with


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respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby.

            If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant Certificate to the Person or Persons entitled to receive the same; provided that such Holder (x) shall be responsible for the payment of any transfer taxes required as a result of any change in ownership of such Warrants and (y) must comply with Article VIII, and any other provision of this Agreement relating to transfer, with respect to any such requested registration or delivery involving such a change in ownership. Upon the exercise of any Warrants following the surrender of a Warrant Certificate in conformity with the foregoing provisions, the Warrant Agent shall cause the Company to transfer promptly to the Holder or, upon the written order of the Holder of such Warrant Certificate, appropriate evidence of ownership of any Common Shares or other securities or property to which the Holder is entitled as a result of exercise, registered or otherwise placed in such name or names as may be directed in writing by the Holder, and to deliver such evidence of ownership to the Person or Persons entitled to receive the same, and, at the Company's option, an amount in cash, in lieu of any fractional shares, as provided in Section 4.5 hereof; provided that the Holder of such Warrant (x) shall be responsible for the payment of any transfer taxes required as the result of any change in ownership of such Warrants or the issuance of such Common Shares other than to the Holder of such Warrants and (y) must comply with Article VIII, and any other provision of this Agreement relating to transfer, with respect to any such requested registration or delivery involving such a change in ownership.

            Upon the exercise of a Warrant or Warrants, the Company shall as promptly as practicable but not later than 14 Business Days after such exercise enter, or cause any transfer agent of the Common Shares to enter, the name of the person entitled to receive the Common Shares upon exercise of such Warrants into the Company's register of stockholders. Thereupon, the Company or the applicable transfer agent shall issue certificates (bearing the legend set forth in Section 12.10 hereof, if applicable, unless a registration statement with the Commission relating to such Common Shares shall then be in effect or the Company and the Holder exercising such Warrants otherwise agree) for the necessary number of Common Shares to which said Holder is entitled and deliver such certificate to the Warrant Agent who in turn will deliver it to the Person entitled to receive the Common Shares.

            A Warrant shall be deemed by the Company to be exercised immediately prior to the close of business on the date of surrender for exercise, as provided above, of the Warrant Certificate representing such Warrant and, for all purposes under this Agreement, the Person entitled to receive any Common Shares upon such exercise shall receive the Common Shares such person would have been entitled to had it been the registered holder on such date, except for purposes of transferring the Common Shares or voting in a general stockholders' meeting, such Person shall, in its relation with the Company, be deemed to be the holder thereof only when such Common Shares are entered in the register of stockholders in the name of such person; provided, however, that, with respect to Warrants which have been exercised but for which the


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corresponding Common Shares have not been recorded in the register of stockholders, the provisions of Article IV shall continue to apply as if the number of Warrants held prior to exercise remained outstanding on the date of any action or event of the type giving rise to an adjustment under Article IV.


                                   ARTICLE IV

                                   ADJUSTMENTS

            Section 4.1. Adjustments.

            The Exercise Price and the number of Common Shares (or other securities) purchasable upon exercise of each Warrant shall be subject to adjustment from time to time as follows (subject in each case to Section 4.1(j) hereof):

            (a) Divisions; Combinations, Reclassifications. In case the Company shall, on or before the Expiration Date, (i) issue any Common Shares or other capital stock of the Company in payment of a dividend or other distribution with respect to its Common Shares, (ii) subdivide its issued and outstanding Common Shares, (iii) combine its issued and outstanding Common Shares into a smaller number of shares, (iv) reclassify or convert the Common Shares (other than a reclassification in connection with a merger, consolidation or other business combination which will be governed by Section 4.1(h)) or (v) distribute to all holders of its Common Shares any of the Company's assets, debt securities or any options, warrants or rights to purchase securities, then the number of Common Shares purchasable upon exercise of each Warrant immediately prior to the record date for such issue or distribution or the effective date of such subdivision, consolidation, reclassification or conversion shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the kind and number of Common Shares which such Holder would have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 4.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            (b) Issuance of Common Shares at Lower Values. In case the Company shall sell or issue any Common Share or Right (as defined below) (excluding any (i) transaction covered by Section 4.1(a) above and (ii) any offering underwritten by or a private placement arranged by, an investment bank of national standing) at an offering price per share that (together with the exercise price per share, if any) is lower than the Current Market Value per Common Share in effect immediately prior to such sale or issuance, then the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon exercise of such Warrant by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately after such sale or issuance and the denominator of which shall be the number of Common Shares outstanding immediately prior to such sale or issuance plus the number of Common Shares which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Value per Common Share. For purposes of the


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calculation provided for in this Section 4.1(b), the Common Shares which the holder of any such Right shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance of such Right and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such Right, plus the consideration or premiums stated in such Right to be paid for the Common Shares covered thereby. In case the Company shall sell and issue any Right together with one or more other securities as part of a unit at a price per unit, then in determining the "price per Common Share" and the "consideration received by the Company" for purposes of this Section 4.1(b), the Board shall determine, in good faith, the fair value of the Right then being sold as part of such unit. If the Warrant Agent, or any Holder of at least 7,500 Warrants disputes such determination, the Independent Financial Expert shall make such determination pursuant to Section 4(i) hereof. For purposes of this paragraph, a "Right" shall mean any right, option, warrant or convertible or exchangeable security containing the right to subscribe for or acquire one or more Common Shares.

            (c) Expiration of Rights, Options and Conversion Privileges. Upon the redemption, repurchase, expiration or termination of any Rights, the issuance of which have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, exchanged or converted, the Exercise Price and the number of Common Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise, exchange or conversion of such Rights and (ii) such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise, exchange or conversion plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such Rights whether or not exercised.

            (d) Current Market Value. For the purposes of any computation under this Agreement, the "Current Market Value" per Common Share or of any other security (herein collectively referred to as a "security") at any date herein specified shall be:

            (i) if the security is registered under the Exchange Act, the average of the daily closing sale prices (or the equivalent in an over-the-counter market) for the security, on the stock exchange or over the counter market that is the primary trading market for the security, for the 20 consecutive trading days immediately preceding such date or, if the security has been registered under the Exchange Act for less than 20 days trading days before such date, then the average of the daily closing sale prices (or such equivalent) for all of the trading days before such date for which closing sale prices (or such equivalent) are available or

            (ii) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board and certified by a board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company, the closing of which occurred on such date or within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the


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      security as determined by an Independent Financial Expert, in each case, without giving effect to any discount for lack of liquidity, the fact that the Company has no class of equity securities registered under the Exchange Act or the fact that the security issuable upon exercise of the Warrants represent a minority in the Company but which may give effect to the value of any rights, preferences or privileges of any security other than Common Stock.

            (e) Consideration Received. For purposes of any computation respecting consideration received pursuant to this Section 4.1, the following shall apply:

            (i) in the case of the issuance of Common Shares for cash, the consideration shall be the amount of such cash;

            (ii) in the case of the issuance of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board (irrespective of the accounting treatment thereof), whose determination shall be conclusive and described in reasonable detail in a board resolution which shall be provided as soon as practicable thereafter to the Warrant Agent; and

            (iii) in the case of the issuance of Rights, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Rights, plus the additional minimum consideration, if any, to be received by the Company upon the exercise, conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Section 4.1(e));

provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith.

            (f) De Minimus Adjustments. No adjustment in the number of Common Shares (or other securities) purchasable hereunder or in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Common Shares (or other securities) purchasable upon the exercise of each Warrant or in the Exercise Price; provided, however, that any adjustments which by reason of this Section 4.1(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

            (g) Adjustment of Exercise Price. (i) Whenever the number of Common Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price per Common Share payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $.01) so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of Common Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of Common Shares so purchasable immediately thereafter.


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            (ii) Following any adjustment to the Exercise Price pursuant to this
      Article IV, the Adjusted Exercise Price shall never be less than an amount (such amount per Common Share, the "Minimum Price") equal to the par value per Common Share at the time of such adjustment, except to the extent permitted by applicable law. "Adjusted Exercise Price" means the Exercise Price payable per Common Share, when adjusted pursuant to this Article IV.

            (iii) If, following any adjustment to the Exercise Price pursuant to this Article IV, the Minimum Price is payable at the time of exercise by Holders, and but for the provisions of the preceding clause (ii), the Adjusted Exercise Price would (except to the extent permitted by applicable law) equal an amount that is less than the Minimum Price at the time of such adjustment (such lesser amount, the "Sub-Par Price"), the Company will take such action that the Board may in good faith determine is fair and appropriate to protect the rights of the Holders against dilution or other impairment as contemplated by this Article IV; provided, however, that no such action shall cause the aggregate amount payable per Warrant, after giving effect to this clause (iii) (and taking into account any payments to be received hereunder) to be greater than the aggregate amount payable per Warrant which would have been payable but for the preceding clause (ii). Such action may include, without limitation:

                  (A) payment to the Holder of each Warrant of liquidated
            damages per Common Share purchasable upon Exercise equal to the Minimum Price less the Sub-Par Price; or

                  (B) reduction, if permitted by applicable law, of the par
            value per Common Share.

            Any such payment shall be made or any other such action shall be consummated not later than the earlier of (a) 180 days following the consummation of the transaction giving rise to such adjustment and (b) with respect to each Warrant, on the date such Warrant is exercised. If such transaction is annulled, rescinded, revoked, or reversed or otherwise canceled, or any subsequent adjustment is made pursuant to this Article IV such that the adjusted Exercise Price is greater than or equal to the Minimum Price (without applying the preceding clause (ii) to that or any preceding adjustment pursuant to this Article IV), then (x) in the case of such a payment, if such payment has not yet been made to a Holder by the Company (or by any agent of the Company, including for this purpose the Warrant Agent), such payment may be annulled, rescinded, revoked or otherwise canceled and any deposit made in respect thereof returned to the Company and (y) in the case of any such other action, such other action may be annulled, rescinded, revoked, reversed or otherwise canceled.

            (iv) If after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes in the capital of the Company, the Company shall determine the allocation of the adjusted Exercise Price between such classes of shares in a manner that the Board deems fair and equitable to the Holders. After such allocation, the exercise privilege and the Exercise Price of each class of shares shall thereafter be subject to adjustment on terms comparable to those applicable to Common Shares in this Article IV.

            (v) Such adjustment shall be made successively whenever any event listed above shall occur.

            (h) Consolidation, Merger, Etc. (i) Subject to the provisions of Subsection (ii) below of this Section 4.1(h), in case of the consolidation of the Company with, or merger of the Company with or into, or of the sale of all or substantially all of the properties and assets of the Company to, any Person, and in connection therewith consideration is payable to holders of Common Shares (or other securities or property purchasable upon exercise of Warrants) in exchange therefor, the Warrants shall remain subject to the terms and conditions set forth in this Agreement and each Warrant shall, after such consolidation, merger or sale, entitle the Holder to receive upon exercise the number of shares in the capital or other securities or property (including cash) of or from the Person resulting from such consolidation or surviving such merger or to which such sale shall be made or of the parent of such Person, as the case may be, that would have been distributable or payable on account of the Common Shares (or other securities or property purchasable upon exercise of Warrants) if such Holder's Warrants had been exercised immediately prior to such merger, consolidation or sale (or, if applicable, the record date therefor); and in any such case the provisions of this Agreement with respect to the rights and interests thereafter of the Holders of Warrants shall be appropriately adjusted by the Board in good faith so as to be applicable, as nearly as may reasonably be, to any shares, other securities or any property thereafter deliverable on the exercise of the Warrants.

            (ii) Notwithstanding the foregoing, (x) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, another Person and consideration is payable to holders of Common Shares in exchange for their Common Shares in connection with such merger, consolidation or sale which consists solely of cash, or (y) in the event of the dissolution, liquidation or winding up of the Company, then the Holders of Warrants shall be entitled to receive payments or distributions as of the date of such event on an equal basis with, and on the same day as, holders of Common Shares (or other securities purchasable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less an amount equal to the Exercise Price. Upon receipt of such payment, if any, the rights of a Holder shall terminate and cease and such Holder's Warrants shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring Person or, in the event of any dissolution, liquidation or winding up of the Company, the Company shall deposit promptly with the Warrant Agent the funds or other consideration, if any, necessary to pay the Holders of the Warrants. After receipt of such deposit from such Person or the Company and after receipt of surrendered Warrant Certificates, the Warrant Agent shall make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrants.

            (i) If required pursuant to Section 4.1(d)(ii) or 4(b), the Current Market Value or "price per Common Share" or "consideration received by the Company" shall be deemed to be equal to the value set forth in the Value Report (as defined below) as determined by an

Independent Financial Expert, which shall be selected by the Board in its sole discretion, and retained on customary terms and conditions, using one or more valuation methods that the Independent Financial Expert, in its best professional judgment, determines to be most appropriate. The Company shall cause the Independent Financial Expert to deliver to the Company, with a copy to the Warrant Agent, within 90 days of the appointment of the Independent Financial Expert, a value report (the "Value Report") stating the value of the Common Shares and other securities or property, if any, being valued as of the relevant date and containing a brief statement as to the nature and scope of the examination or investigation upon which the determination of value was made. The Warrant Agent shall have no duty with respect to the Value Report of any Independent Financial Expert, except to keep it on file and available for inspection by the Holders. The determination as to Current Market Value or "price per Common Share" or "consideration received by the Company" in accordance with the provisions of this Section 4.1(i) shall be conclusive on all Persons. The Independent Financial Expert shall consult with management of the Company and the Warrant Agent in order to allow such persons to comment on the proposed value prior to delivery to the Company of any Value Report.

            (j) When No Adjustment Required. Without limiting any other exception contained in this Section 4.1, and in addition thereto, no adjustment need be made for:

            (i) grants (and exercises) of options or other rights to purchase Common Shares or the issuance of Common Shares to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other agreement approved by the Board; and

            (ii) the issuance of Common Shares upon exercise of the Warrants or options, warrants or other agreements or rights to purchase capital stock of the Company entered into prior to the date of the issuance of the Warrants or for which the issuance of which had previously been the subject of an adjustment required by this Agreement.

            (iii) the issuance of shares of capital stock or securities convertible, exercisable or exchangeable into capital stock to financial institutions or lessors in connection with commercial credit agreements, equipment financings and similar transactions; provided that the Board approves such transaction; and

            (iv) the issuance of shares of capital stock or securities convertible, exercisable or exchangeable into capital stock in connection with the entry into a non-capital raising strategic relationship with an unaffiliated Person or a merger, consolidation or similar transaction with an unaffiliated business entity; provided that the Board approves such transaction.

            To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash.

            Section 4.2.  Notice of Adjustment.

            Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price is adjusted or required to be adjusted, as herein provided, the Company shall cause, so far as it is able, the Warrant Agent promptly to mail, at the expense of the Company, to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of the Chief Financial Officer setting forth the number of Common Shares purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment except in the case of manifest error. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours upon reasonable notice. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Common Shares purchasable on exercise of the Warrants or any of the other adjustments set forth in Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment, or the validity or value (or the kind or amount) of any Common Shares which may be purchasable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Common Shares or share certificates upon the exercise of any Warrant.

            Section 4.3. Statement on Warrants.

            Irrespective of any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially purchasable pursuant to this Agreement.

            Section 4.4. Notice of Consolidation, Merger, Etc.

            In case at any time after the date hereof and prior to 5:00 p.m., New York City time, on the Expiration Date, there shall be any (i) consolidation or merger involving the Company or sale, transfer or other disposition of all or substantially all of the Company's property, assets or business (except a merger or other reorganization in which the Company shall be the surviving corporation and holders of Common Shares receive no consideration in respect of their shares) or (ii) any other transaction contemplated by Section 4.1(h)(ii) above, then, in any one or more of such cases, the Company shall cause to be mailed to the Warrant Agent and shall cause the Warrant Agent to mail, at the Company's expense, to each Holder of a Warrant, at the earliest practicable time (and, in any event, not less than 20 days before any date set for definitive action), notice of the date on which such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the Common Shares and other securities, money and other property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of record of the Common Shares or other securities or property purchasable upon exercise of the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be.

            Section 4.5. Fractional Interests.

            If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Common Shares which shall be purchasable upon such exercise thereof shall be computed on the basis of the aggregate number of Common Shares purchasable on exercise of the Warrants so presented. The Company shall not be required to issue fractional Common Shares upon the exercise of Warrants. If any fraction of a Common Share would, except for the provisions of this Section 4.5, be purchasable on the exercise of any Warrant (or specified portion thereof), the Company may (i) pay an amount in cash, subject to the terms of its debt agreements, calculated by it to be equal to the then Current Market Value per Common Share multiplied by such fraction computed to the nearest whole cent or (ii) deliver a whole Common Share.

            Section 4.6. When Issuance or Payment May Be Deferred.

            In any case in which this Article IV shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Common Shares and other shares in the capital of the Company, if any, purchasable upon such exercise over and above the Common Shares and other shares in the capital of the Company, if any, purchasable upon such exercise and (ii) paying such holder any amount in cash in lieu of a fractional share; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Common Shares, other shares and cash upon the occurrence of the event requiring such adjustment.

            Section 4.7. Par Value; Valid Issuance.

            The Company will not increase the par value of the Common Shares above the Exercise Price (as adjusted hereunder from time to time), except to the extent required by applicable law. The Company will take all such corporate action, to the extent permitted by applicable law (including, without limitation, reducing the par value thereof), as may be necessary or appropriate in order that the Company may validly and legally issue stock upon the exercise of Warrants.

                                    ARTICLE V

                           DECREASE IN EXERCISE PRICE

            The Board, in its sole discretion, shall have the right at any time, or from time to time, to decrease the Exercise Price of the Warrants and/or increase the number of shares issuable upon the exercise of the Warrants.

                                   ARTICLE VI

                               LOSS OR MUTILATION

            Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity or bond satisfactory to them and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and the Warrant Agent shall countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Article VI, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article VI in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable by anyone and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Article VI are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.


                                   ARTICLE VII

                          RESERVATION AND AUTHORIZATION
                                OF COMMON SHARES

            The Company shall, subject to the following article, at all times reserve and keep available such number of its authorized but unissued Common Shares deliverable upon exercise of the Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants and will cause appropriate evidence of ownership of such Common Shares to be delivered to the Warrant Agent upon its request for delivery thereof upon the exercise of the Warrants. The Company covenants that all Common Shares (or other securities) that may be issued upon the exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable, free of pre-emptive rights and free from all taxes, liens, charges and security interests created by or through the Company.

                                  ARTICLE VIII

                WARRANT TRANSFER BOOKS; RESTRICTIONS ON TRANSFER

            Section 8.1. Transfer and Exchange.

            The Warrant Certificates shall be issued in registered form only. The Warrant Agent shall keep at its office a register for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided and other appropriate data as determined by the Warrant Agent. The Company shall, upon reasonable notice to the Warrant Agent, have access to such register during the Warrant Agent's regular business hours. All Warrant

Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

            A Holder may transfer its Warrants only by written application to the Warrant Agent stating the name of the proposed transferee and otherwise complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the register. Prior to the registration of any transfer of Warrants by a Holder as provided herein, the Company, the Warrant Agent, and any agent of the Company may treat the person in whose name the Warrants are registered as the owner thereof for all purposes and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. When Warrant Certificates are presented to the Warrant Agent with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Warrant Agent shall register such transfer or make such exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute Warrant Certificates at the Warrant Agent's request. No service charge shall be made for any registration of transfer or exchange of Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.

            Section 8.2. Special Transfer Provisions.

            The following provisions shall apply:

            (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of Warrants to a QIB:

            The Warrant Agent shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Warrant Certificate stating, or has otherwise advised the Company and the Warrant Agent in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Warrant Certificate stating, or has otherwise advised the Company and the Warrant Agent in writing, that it is purchasing the Warrants for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

            (b) Transfers to Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of Warrants to any Institutional Accredited Investor which is not a QIB:

            The Warrant Agent shall register any proposed transfer of Warrants to any such Person if (x) the transferor has delivered to the Warrant Agent and the Company a certificate substantially in the form of Exhibit B-1 hereto and, if required by paragraph (d) thereof, an opinion of counsel to the effect set forth therein and (y) the proposed transferee has delivered to the Warrant Agent and the Company a certificate substantially in the form of Exhibit B-2 hereto and an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

             (c) Private Placement Legend. Upon the transfer, exchange or replacement of Warrant Certificates not bearing the Private Placement Legend, the Warrant Agent shall deliver Warrant Certificates that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Warrant Certificates bearing the Private Placement Legend, the Warrant Agent shall deliver only Warrant Certificates that bear the Private Placement Legend unless there is delivered to the Warrant Agent an opinion of counsel reasonably satisfactory to the Company and its counsel and the Warrant Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (d) General. (i) By its acceptance of any Warrants represented by a Warrant Certificate bearing the Private Placement Legend, each Holder of such Warrants acknowledges the restrictions on transfer of such Warrants set forth in this Agreement and in the Private Placement Legend and agrees that it will transfer such Warrants only as provided in this Agreement. The Warrant Agent shall not register a transfer of any Warrants unless such transfer complies with the restrictions on transfer of such Warrants set forth in this Agreement. In connection with any transfer of Warrants, each Holder agrees by its acceptance of Warrants to furnish the Warrant Agent or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information. (ii) The Warrant Agent shall retain copies of all letters, notices and other written communications received pursuant to this Section 8.2. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Warrant Agent.

            Section 8.3. Surrender of Warrant Certificates.

            Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article VIII in case of an exchange, Article III hereof in case of the exercise of less than all the Warrants represented thereby or Article VI in case of a mutilated Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct in writing.

                                   ARTICLE IX

                                 WARRANT HOLDERS

            Section 9.1. Warrant Holder Deemed Not a Stockholder.

            The Company and the Warrant Agent may deem and treat the registered Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Accordingly, the Company and/or the Warrant Agent shall not, except as ordered by a court of competent jurisdiction as required by law, be bound to recognize any equitable or other claim to or interest in the Warrants on the part of any person other than such registered Holder, whether or not it shall have express or other notice thereof. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, except as otherwise provided in this Agreement, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders and, except as otherwise provided in this Agreement, shall not be entitled to receive any notice of any proceedings of the Company.

            Section 9.2. Right of Action.

            All rights of action with respect to this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holders of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise such Warrants in the manner provided in the Warrant Certificate representing such Warrants and in this Agreement.

                                    ARTICLE X

                                THE WARRANT AGENT

            Section 10.1. Duties and Liabilities.

            The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound. The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any Common Shares issued upon exercise of any Warrant, or as to the accuracy of the computation of the Exercise Price or the number or kind or amount of Common Shares deliverable upon exercise of any Warrant or the correctness of the representations of the Company made in the certificates that the Warrant Agent receives. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to either the Exercise Price or the kind and amount of Common Shares receivable by Holders upon the exercise of Warrants required from time to time and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculation. The Warrant Agent shall not be (a) liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (c) liable for any act or omission in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from a Senior Officer of the Company and to apply to any such Senior Officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such Senior Officer; provided, however, that, in its discretion, the Warrant Agent may, in lieu thereof, accept other evidence of such or may require such further or additional evidence as it may deem reasonable. The Warrant Agent shall not be liable for any action taken with respect to any matter in the event it requests instructions from the Company as to that matter and does not receive such instructions within a reasonable period of time after the request therefor.

            The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees; provided that reasonable care has been exercised with respect to the retention of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its reasonable satisfaction. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

            The Company will perform, execute, acknowledge and deliver or cause to be delivered all such further acts, instruments and assurances as are consistent with this Agreement and as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

            The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

            Section 10.2. Right to Consult Counsel.

            The Warrant Agent may at any time consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

            Section 10.3. Compensation; Indemnification.

            The Company agrees promptly to pay the Warrant Agent from time to time and in any case within 30 days of receipt of an invoice, compensation for its services hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse it upon its request for reasonable fees or expenses and reasonable counsel fees and expenses incurred in connection with the execution and administration of this Agreement, and further agrees to indemnify the Warrant Agent which shall include for purposes of this Section 10.3 its directors, officers, agents or employees and save it harmless against any losses, liabilities or expenses (including the fees and expenses of its counsel) arising out of or in connection with the acceptance and administration of this Agreement and under the Warrant Registration Rights Agreement, including, without limitation, the reasonable costs and expenses of investigating or defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from the Warrant Agent's own gross negligence, bad faith or willful misconduct. The obligations of the Company under this Section 10.3 shall survive the exercise and the expiration of the Warrants, the termination of this Agreement and the resignation or removal of the Warrant Agent in respect of services or expenses incurred in connection with the Warrants or this Agreement.

            Section 10.4. No Restrictions on Actions.

            Nothing in this Agreement shall be deemed to prevent the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent from buying, selling or dealing in any of the Warrants or other securities of the Company or becoming pecuniarily interested in transactions in which the Company may be interested, or contracting with or lending money to the Company or otherwise acting as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            Section 10.5. Discharge or Removal; Replacement Warrant Agent.

            The Warrant Agent may resign from its position as such and be discharged from all further duties and liabilities hereunder (except liability arising as a result of the Warrant Agent's own gross negligence, bad faith or willful misconduct), after giving one month's prior written notice to the Company. The Company may at any time remove the Warrant Agent upon one month's written notice specifying the date when such discharge shall take effect, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall mail to each Holder of a Warrant, at the Company's expense, a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning or removed Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. After 30 days from receipt of, or giving, notice, as the case may be, and pending appointment of a successor to the original Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be (or if such warrant agent is a member of a bank holding system, its bank holding company shall have) the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; however, the original Warrant Agent shall in all events deliver and transfer to the successor Warrant Agent all property (including, without limitation, documents and recorded information), if any, at the time held hereunder by the original Warrant Agent and if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed by the successor Warrant Agent to each Holder of a Warrant. Failure to give any notice provided for in this Section 10.5, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be. No Warrant Agent hereunder shall be liable for any acts or omissions of any successor Warrant Agent.

            Section 10.6. Successor Warrant Agent.

            Any corporation into which the Warrant Agent or any new warrant agent may be merged or converted, or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to all or substantially all the corporate agency business of the Warrant Agent, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 10.5 hereof. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to each Holder of a Warrant.

            Section 10.7. Conditions of Warrant Agent's Obligations.

            The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, and the Company agrees to cause the following to occur:

            At the Closing Date, the Warrant Agent shall have received a signed opinion or signed opinions of Allen S. Lipson, Executive Vice President, Business and Legal Affairs of the Company and Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, each dated as of the Closing Date, in form and substance satisfactory to counsel for the Warrant Agent, to the effect set forth in Exhibits C-1 and C-2 hereto.


                                   ARTICLE XI

                         REPRESENTATIONS AND WARRANTIES

            (A) In order to induce the Warrant Agent to enter into this Agreement, the Company represents and warrants to the Warrant Agent as set forth in Section 11.1 through Section 11.9 of this Article.

            Section 11.1. Organization, Etc.

            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospective financial condition of the Company and its subsidiaries, taken as a whole.

            Section 11.2. Validity of this Agreement.

            This Agreement has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 11.3. Validity of the Warrant Registration Rights Agreement.

            The Warrant Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnification and contribution under the Warrant Registration Rights Agreement may be limited under applicable law.

            Section 11.4. Validity of the Warrants.

            The Warrants have been duly authorized and, when executed by the Company and countersigned by the Warrant Agent as provided in this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Warrant Registration Rights Agreement.

            Section 11.5. Non-Contravention, Governmental Approval, Etc.

            The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Warrant Registration Rights Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Warrant Registration Rights Agreement, except such as may be required by federal and state securities laws with respect to the Company's obligations under the Warrant Registration Right Agreement.

            Section 11.6. Capitalization, Reservation of Shares, Etc.

            The Company has an authorized capitalization of 350,000,000 shares, consisting of 250,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $.01 per share, and all of the issued shares of capital stock of the Company have been duly and validly authorized (or ratified) and issued and are fully paid and non-assessable; the shares of the Common Stock initially issuable upon exercise of the Warrants have been duly and validly authorized and reserved for issuance and, when issued, delivered and paid for in accordance with the provisions of the Warrants and this Agreement, will be duly and validly issued, fully paid and non-assessable.

            Section 11.7. Accuracy of Information.

            None of the written factual information heretofore or contemporaneously furnished in writing to the Warrant Agent by or on behalf of the Company in connection with the Warrant Agreement or the Warrant Registration Rights Agreement or any transaction contemplated hereby or thereby contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with the Warrant Agreement or Warrant Registration Rights Agreement by or on behalf of the Company to the Warrant Agent will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.

            Section 11.8. No General Solicitation.

            The Company has not engaged in any "general solicitation" (as defined in Regulation D under the Securities Act) with respect to the Warrants or Underlying Securities.

            Section 11.9. No Integration.

            The Company has not issued, sold or offered any securities, the issuance, sale or offering of which could be integrated with the issuance and sale by the Company of the Warrants today hereunder.

            (B) In order to induce the Company to enter into this Agreement, the Warrant Agent represents and warrants to the Company as set forth in Sections
11.10 and 11.11 of this Article.

            Section 11.10. IAI Status.

            The Warrant Agent is an Institutional "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

            Section 11.11. No General Solicitation.

            The Warrants were not offered to the Warrant Agent by means of a general solicitation or publicly disseminated advertisement or sales literature, nor is the Warrant Agent aware of any offers made to other persons by such means.

                                   ARTICLE XII

                                    PUT-RIGHT

            Section 12.1. Put Right.

            Subject to the Company's debt agreements, beginning two years after the Initial Funding Date, during any period in which a suspension is in effect under Section 4 of the Warrant Registration Rights Agreement, the Holders shall have the right, upon 5 Business Days' notice, to sell Warrants to the Company for a price in cash equal to the Current Market Value of the Underlying Securities with respect to such Warrants, minus the Exercise Price of such Warrants; provided that the Holders shall not have such right if, after giving effect to such sale to the Company, the Company and its subsidiaries (consolidated) would have less than $15 million in cash and cash equivalents.

                                  ARTICLE XIII

                                  MISCELLANEOUS

            Section 13.1. Monies Deposited with the Warrant Agent.

            The Warrant Agent shall not be required to pay interest on any monies deposited pursuant to the provisions of this Agreement except such as it shall agree in writing with the Company to pay thereon. Any monies, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such monies, securities or other property shall have been deposited; but such monies, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. Any monies, securities or other property deposited with the Warrant Agent for payment or distribution to the Holders that remains unclaimed for one year after the date the monies, securities or other property was deposited with the Warrant Agent shall be delivered, subject to applicable state escheatment laws, to the Company upon its request therefor.

            Section 13.2. Payment of Taxes.

            Subject to Article VI hereof, all Common Shares purchasable upon the exercise of Warrants shall be validly issued, fully paid and not subject to any calls for funds, and the Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery thereof upon exercise of Warrants (other than taxes on or measured by income imposed on any Holder). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Shares (including other securities or property purchasable upon the exercise of the Warrants) or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any share certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or charge is due.

            Section 13.3. No Merger, Consolidation or Sale of Assets of the Company.

            Except as otherwise provided herein, the Company will not merge into or consolidate with any other Person, or sell or otherwise transfer all or substantially all of its property and assets to any Person, unless the entity resulting from such merger or consolidation, or such Person, shall expressly assume, by supplemental agreement reasonably satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement or contained in the Warrants to be performed and observed by the Company.

            Section 13.4. Reports to Holders.

            At all times from and after the Closing Date, if the Company is not then required to file reports with the Commission, the Company shall file with the Commission to the extent then permitted by the Exchange Act and by the Commission, all such information on an appropriate available form as it is required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act, including information required by annual, quarterly or current reports. The Company shall supply the Warrant Agent and each Holder or shall supply to the Warrant Agent for forwarding to all such Holders, without cost to such Holders, copies of such reports and other information. The Warrant Agent's receipt of such reports and other information shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Warrant Agent is entitled to rely exclusively on Officers' Certificates). In addition, at all times prior to the date that is six months after the Closing Date, the Company shall, at its cost, supply to the Warrant Agent, for forwarding to all Holders, without cost to such Holders, quarterly and annual reports substantially equivalent to those described above or which would otherwise be required by the Exchange Act, commencing with the report for the fiscal quarter ending immediately after the Closing Date.

            Section 13.5. Notices; Payment.

            (a) Except as otherwise provided in Section 12.5(b) hereof, any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when mailed, if sent by first class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder's last known address appearing on the register of the Company maintained by the Warrant Agent and to the Company or the Warrant Agent as follows:

            To the Company:

            Marvel Enterprises, Inc.
            10 East 40th Street
            9th Floor
            New York, New York  10018
            Telecopier No.: (917) 472-2244
            Attention: Allen S. Lipson
                       Executive Vice President, Business
                       and Legal Affairs

            With a copy to:

            Paul, Hastings, Janofsky & Walker LLP
            1055 Washington Boulevard
            Stamford, Connecticut  06901
            Telecopier No.: (203) 359-3031
            Attention: John Turitzin

            To the Warrant Agent:

            HSBC Securities (USA), Inc.
            590 Madison Avenue
            New York, NY  10022
            Telecopier No.: (212) 525-5048
            Attention:  Paul Harrington

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

            (b) Payment of the Exercise Price shall be made in accordance with the provisions of this Agreement at the office of the Warrant Agent set forth above.

            (c) Any notice required to be given by the Company to the Holders shall be made by mailing by registered mail, return receipt requested, to the Holders at their last known addresses appearing on the register maintained by the Warrant Agent. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail any such notice upon receipt thereof from the Company. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

            Section 13.6. Binding Effect.

            This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

            Section 13.7. Counterparts.

            This Agreement may be executed manually or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

            Section 13.8. Amendments.

            The Warrant Agent may, without the consent or concurrence of the Holders of the Warrants, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained or
(b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided that in either case such changes or corrections do not and will not materially adversely affect, alter or change the rights, privileges or immunities of the Holders of Warrants. Any other amendment or supplement to this Agreement may be effected with the written consent of the Holders of a majority of the then outstanding Warrants. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding. Upon the Warrant Agent's request, the Company shall promptly provide an Officer's Certificate and Opinion of Counsel which provide all conditions precedent to adoption of an amendment that have been satisfied, which Opinion of Counsel may be subject to customary or otherwise appropriate assumptions and qualifications and may rely on such Officer's Certificate as to any matters of fact. The consent of each Holder of the Warrants affected is required for any amendment pursuant to which the Exercise Price would be increased or the number of Common Shares (or other securities) issuable upon exercise of Warrants would be decreased (other than pursuant to Article IV of this Agreement).

            Section 13.9. Headings.

            The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            Section 13.10.  Common Shares Legend.

            Unless and until the Common Shares purchasable upon the exercise of the Warrants are registered under the Securities Act, or unless otherwise agreed by the Company and the Holder thereof, such Common Shares will bear a legend to the following effect:

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER REGULATION D UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (5) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

            Section 13.11. Third Party Beneficiaries.

            The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Warrant Agent, on the other hand, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder. By acquiring Warrants, each Holder agrees to be bound by the obligations of Holders generally as set forth herein and as such obligations may be applicable to such Holder.

            Section 13.12. Termination.

            Except as otherwise specified herein, this Agreement shall terminate at 5:00 p.m. (New York City time) on the fifth anniversary of the Closing Date. Notwithstanding the foregoing, this Agreement shall terminate on any earlier date as of which all Warrants have been exercised.

            Section 13.13. Method of Payment.

            The U.S. dollar is the sole currency of account and payment for all sums payable by the Company or the Holders under or in connection with the Warrants, including damages.

            Section 13.14.  Governing Law.

            This Agreement shall be governed by the laws of the State of New York. The Warrant Agent, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or related to this Agreement or the Warrants.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.



                                    MARVEL ENTERPRISES, INC.


                                    By  /s/ Allen Lipson
                                       -----------------------------------------
                                       Name: Allen Lipson
                                       Title: Executive Vice President



                                    HSBC SECURITIES (USA), INC.


                                     By  /s/ Vivek Khanna
                                        ----------------------------------------
                                        Name: Vivek Khanna
                                        Title: Vice President

                                                                       EXHIBIT A

                           FORM OF WARRANT CERTIFICATE





      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER REGULATION D UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (5) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

                            MARVEL ENTERPRISES, INC.

                                  [___________]

                                                               CUSIP No. _____

No. _____

                       WARRANTS TO PURCHASE COMMON SHARES

            This certifies that [___________] or its registered assigns, is the owner of ______ Warrants, each of which represents the right to purchase from Marvel Enterprises, Inc., a Delaware corporation (the "Company"), at any time beginning November 30, 2001 and prior to the Expiration Date (as defined in the Warrant Agreement referred to below), _______ shares of the common stock, $.01 par value per share, of the Company (the "Common Shares") at a per share exercise price (the "Exercise Price") equal to $___ [the market price for such shares as quoted on the New York Stock Exchange as of the close of business one day prior to the Initial Funding Date] (subject to adjustment as provided in the Warrant Agreement), upon surrender hereof at the office of HSBC Securities
(USA), Inc., or to its successor, as the warrant agent under the Warrant Agreement (any such warrant agent being herein called the "Warrant Agent"), with the Subscription Form on the reverse hereof duly executed, with signature guaranteed as therein specified and simultaneous payment in full by wire transfer of immediately available funds or by certified or official bank or bank cashier's check payable to the order of the Company. At any time on or before the Expiration Date, any outstanding Warrants may be exercised on any Business Day (as defined in the Warrant Agreement); provided that the Holders of Warrants shall be able to exercise their Warrants only if a registration statement relating to the Common Stock (or other securities) issuable upon exercise of the Warrants is then effective and available or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended, as reasonably determined by the Company, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holder resides.

            This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of November 30, 2001 (the "Warrant Agreement"), between the Company and HSBC Securities (USA), Inc., as Warrant Agent, and is the subject of a Registration Rights Agreement dated as of November 30, 2001 (the "Warrant Registration Rights Agreement"), between the Company and HSBC Securities (USA), Inc., as Warrant Agent, and is subject to the Articles of Incorporation of the Company and to the terms and provisions contained therein, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. The terms of the Warrant Agreement and the Warrant Registration Rights Agreement are hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement and the Warrant Registration Rights Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants. The summary of the terms of the Warrant Agreement and the Warrant Registration Rights Agreement contained in this Warrant Certificate is subject to and qualified in its entirety by express reference to the Warrant Agreement and the Warrant Registration Rights Agreement. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Warrant and the terms of the Warrant Agreement or the Warrant Registration Rights Agreement, the terms of the Warrant Agreement or the Warrant Registration Rights Agreement, as applicable, shall govern. All terms used in this Warrant Certificate that are defined in the Warrant Agreement and the Warrant Registration Rights Agreement shall have the meanings assigned to them in such agreements.

            Copies of the Warrant Agreement and the Warrant Registration Rights Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address:

            HSBC Securities (USA), Inc.
            590 Madison Avenue
            New York, NY  10022
            Telecopier No.: (212) 525-5048

            Attention: Paul Harrington

            This Warrant Certificate shall be void and all rights evidenced hereby shall cease on November 30, 2006, unless sooner terminated by the liquidation, dissolution or winding-up of the Company or as otherwise provided in the Warrant Agreement upon the consolidation or merger of the Company with, or sale of the Company to, another Person or unless such date is extended as provided in the Warrant Agreement (including Section 3.4 thereof).

            The Warrant Agreement and the Warrants shall be governed by the laws of the State of New York. The Warrant Agent, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or related to this Agreement or the Warrants.

            This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.



                                    MARVEL ENTERPRISES, INC.


                                    By:
                                       ------------------------------
                                         Name:
                                         Title:




Dated: November 30, 2001

Countersigned:

HSBC SECURITIES (USA), INC.,
   as Warrant Agent

By:
   ------------------------------

    Authorized Signatory

                     FORM OF REVERSE OF WARRANT CERTIFICATE

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)

To: HSBC Securities (USA), Inc.,
         as Warrant Agent
    590 Madison Avenue
    New York, NY  10022
    Telecopier No.: (212) 525-5048

    Attention: Paul Harrington

            The undersigned irrevocably exercises ________ of the Warrants represented by this Warrant Certificate and herewith makes payment of $ _______ (such payment being in cash or by certified or official bank or bank cashier's check payable to the order or at the direction of Marvel Enterprises, Inc. or pursuant to a Cashless Exercise on the terms and conditions specified in this Warrant Certificate and in the Warrant Agreement and the Warrant Registration Rights Agreement referred to herein and surrenders this Warrant Certificate and all right, title and interest therein to and directs that the common stock, par value $.01 per share, of Marvel Enterprises, Inc. (the "Common Shares") deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Dated:
                              -------------------------------
                              (Signature of Owner)

                              -------------------------------
                              (Street Address)

                              -------------------------------
                              (City)    (State)     (Zip Code)


                              Signature Guaranteed By:


                              -------------------------------

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Securities and/or check or other property to be issued or delivered to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

                               FORM OF ASSIGNMENT

            In consideration of monies or other valuable consideration received from the Assignee(s) named below, the undersigned registered Holder of this Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s):  _____________________________________

Address:  __________________________________________________

No. of Warrants:  ___________________________________________

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint ________________________ the undersigned's attorney to make such transfer on the books of __________________ maintained for the purposes, with full power of substitution in the premises.

            In connection with any transfer of Warrants, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                    Check One
                                    ---------

o  (a)   these Warrants are being transferred in compliance with the exemption from registration under the U.S. Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or
                                       --

o  (b)   these Warrants are being transferred other than in accordance with
         (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant Certificate and the Warrant Agreement.

                                       or
                                       --

o  (c)   these Warrants are being transferred pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Warrant Agent shall not be obligated to register the Warrants in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Article VIII of the Warrant Agreement shall have been satisfied.

Dated:

                                    -------------------------
                                    (Signature of Owner)


                                    -------------------------
                                    (Street Address)


                                    -------------------------
                                    (City) (State)  (Zip Code)


                                    Signature Guaranteed By:

                                    ---------------------------


                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing the Warrant(s) for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the U.S. Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received

                                                                   EXHIBIT B-1

                            FORM OF CERTIFICATE TO BE
                   DELIVERED BY TRANSFERORS IN CONNECTION WITH
                 TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

                                                            [Date]


Marvel Enterprises, Inc.
10 E. 40th Street
9th Floor
New York, NY  10018
Telecopier No.: (917) 472-2244
Attention:  Allen S. Lipson
         Executive Vice President, Business
         and Legal Affairs

HSBC Securities (USA), Inc.
590 Madison Avenue
New York, NY  10022
Telecopier No.: (212) 525-5048
Attention: Paul Harrington

Re:  Warrants (the "Warrants") to Purchase
     Common Shares of Marvel Enterprises, Inc. (the "Company")

Ladies and Gentlemen:

            We hereby certify that such transfer is being effected in compliance with the transfer restrictions applicable to the Warrants or interests therein transferred pursuant to and in accordance with the U.S. Securities Act of 1933, as amended (the "Securities Act"), and accordingly we hereby further certify that (check one):

     (a)   o      such transfer is being effected pursuant to and in
accordance with Rule 144 under the Securities Act;

                                       or

     (b)   o      such transfer is being effected to the Company or a
subsidiary thereof;

                                       or

     (c)   o      such transfer is being effected pursuant to an effective
registration statement under the Securities Act;

                                       or

     (d)   o      such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 thereunder, and we hereby further certify that such transfer complies with the transfer restrictions applicable to the Warrants or interests therein transferred to institutional accredited investors as defined in Rule 501(a)(1),
(2), (3) and (7) under the Securities Act and in accordance with the requirements of the exemption claimed, which certification is supported by an opinion of counsel provided by us or the transferee (a copy of which we have attached to this certification), to the effect that such transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Warrant Agreement, the transferred Warrants or interests therein will be subject to the restrictions on transfer enumerated in the private placement legend printed on the Certificated Warrant and in the Warrant Agreement and the Securities Act.

                                       Very truly yours,

                                       [Name of Transferor]


                                       By:
                                          ----------------------

                                       Authorized Signatory

                                                                   EXHIBIT B-2

                            FORM OF CERTIFICATE TO BE
                   DELIVERED BY TRANSFEREES IN CONNECTION WITH
                 TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS


                                                      [Date]

Marvel Enterprises, Inc.
10 E. 40th Street
9th Floor
New York, NY  10018
Telecopier No.: (917) 472-2244
Attention:  Allen S. Lipson
         Executive Vice President, Business
         and Legal Affairs

HSBC Securities (USA), Inc.
590 Madison Avenue
New York, NY  10022
Telecopier No.: (212) 525-5048
Attention: Paul Harrington

Re:  Warrants (the "Warrants") to Purchase
     Common Shares of Marvel Enterprises, Inc. (the "Company")

Ladies and Gentlemen:

            In connection with our proposed purchase of ___________ aggregate number of Warrants, we certify that:

           1. We understand that any subsequent transfer of the Warrants, any interest therein or the common stock, par value $.01 per share, purchasable upon exercise of any Warrant (the "Warrant Shares") is subject to certain restrictions and conditions set forth in the Warrant Agreement dated as of November 30, 2001 relating to the Warrants (the "Agreement") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Warrants or Warrant Shares except in compliance with, such restrictions and conditions and the U.S. Securities Act of 1933, as amended (the "Securities Act").

           2. We understand that the Warrants and the Warrant Shares have not been registered under the Securities Act, and that the Warrants and the Warrant Shares may not be offered or sold except as set forth in the following sentence. We agree that if, within the time period referred to under Rule 144(k) of the Securities Act as in effect on the date of such transfer, we decide (for our self or for any account for which we are acting) to resell or otherwise transfer the Warrants or Warrant Shares, we will do so only (a) to the Company or any subsidiary thereof, (b) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (c) to an institutional accredited investor as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act that furnishes to the Warrant Agent, with respect to the Warrants, and to the Transfer Agent and Registrar, with respect to the Warrant Shares, and the Company, prior to such transfer, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Warrants and the Warrant Shares (the form of which letter can be obtained from the Warrant Agent or the Transfer Agent and Registrar, as the case may be) and an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (e) pursuant to an effective registration statement under the Securities Act. We further understand that the Warrants purchased by us will bear a legend to the foregoing effect during such period, which legend may be removed after such period upon receipt of a certificate by the Warrant Agent or Transfer Agent and Registrar (the form of which can be obtained from the Warrant Agent or Transfer Agent and Registrar, as the case may be).

           3. We understand that, on any proposed resale of any Warrants, we will be required to furnish to the Warrant Agent and the Company such certifications, legal opinions and other information as the Warrant Agent and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

           4. We are an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period of time.

           5. We are acquiring the Warrants purchased by us for our own account or for one or more accounts (each of which is an institutional accredited investor) as to each of which we exercise sole investment discretion.

            The Warrant Agent and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       [Name of Transferee]


                                       By:
                                          ----------------------
                                       Authorized Signatory

                                                                   EXHIBIT C-1



     FORM OF OPINION OF ALLEN S. LIPSON, EXECUTIVE VICE PRESIDENT, BUSINESS
                        AND LEGAL AFFAIRS OF THE COMPANY



            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

            2. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Warrants, the Warrant Agreement and the Warrant Registration Rights Agreement will not contravene (i) any provision of Federal law or the laws of the State of New York, (ii) to the best of my knowledge after reasonable inquiry, any agreement or other instrument binding upon the Company that is material to the Company and its subsidiaries, taken as a whole, or (iii) to the best of my knowledge after reasonable inquiry, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries.

            3. No legal or governmental proceedings are pending or threatened to which the Company is a party or to which any of the properties of the Company is subject which are likely to have a material adverse effect on the power or ability of the Company to perform its obligations under the Warrant Agreement or the Warrant Registration Rights Agreement.

                                                                   EXHIBIT C-2



        FORM OF OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER LLP, COUNSEL
                                FOR THE COMPANY



            1. Assuming the accuracy of the representations of the Company set forth in Sections 11.8 and 11.9 of the Warrant Agreement and the representations of the Warrant Agent set forth in Sections 11.10 and 11.11 of the Warrant Agreement, the offer, issuance and sale of the Warrants to you in the manner contemplated by the Warrant Agreement do not require registration under Section 5 of the United States Securities Act of 1933, as amended (it being understood that no opinion is expressed as to any subsequent resale of the Warrants).

            2. the Operative Agreements have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

            3. the shares of Common Stock initially issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, upon issuance, delivery and payment therefor in accordance with the Warrant Agreement, will be validly issued, fully paid and nonassessable.

                                   APPENDIX A

LIST OF FINANCIAL EXPERTS
-------------------------

Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Chase Securities Inc.
Credit Suisse First Boston Corporation
Deutsche Bank Alex. Brown
FleetBoston Robertson Stephens Inc.
Jeffries & Company, Inc.
ING Baring LLC.
Lazard Freres & Co. LLC
Lehman Brothers Holdings Inc.
Merrill Lynch & Co., Inc.
Morgan Stanley Dean Witter & Co.
Prudential Securities Inc.
Salomon Smith Barney Holdings Inc.
The Goldman Sachs Group, Inc.
UBS Warburg LLC

                                TABLE OF CONTENTS

                                                                          Page
ARTICLE I...................................................................1

ARTICLE II..................................................................4

      Section 2.1.    Form of Warrant Certificates..........................4

      Section 2.2.    Restrictive Legends...................................4

      Section 2.3.    Execution and Delivery of Warrant Certificates........5

ARTICLE III.................................................................5

      Section 3.1.    Exercise Price........................................5

      Section 3.2.    Exercise; Restrictions on Exercise....................5

      Section 3.3.    Method of Exercise; Payment of Exercise Price.........6

ARTICLE IV..................................................................8

      Section 4.1.    Adjustments ..........................................8

      Section 4.2.    Notice of Adjustment.................................13

      Section 4.3.    Statement on Warrants................................14

      Section 4.4.    Notice of Consolidation, Merger, Etc.................14

      Section 4.5.    Fractional Interests.................................15

      Section 4.6.    When Issuance or Payment May Be Deferred.............15

      Section 4.7.    Par Value; Valid Issuance............................15

ARTICLE V..................................................................15

ARTICLE VI.................................................................15

ARTICLE VII................................................................16

ARTICLE VIII...............................................................16

      Section 8.1.    Transfer and Exchange................................16

      Section 8.2.    Special Transfer Provisions..........................17

      Section 8.3.    Surrender of Warrant Certificates....................18

ARTICLE IX.................................................................19

      Section 9.1.    Warrant Holder Deemed Not a Stockholder..............19

ARTICLE X..................................................................19

      Section 10.1.   Duties and Liabilities...............................19

      Section 10.2.   Right to Consult Counsel.............................20

      Section 10.3.   Compensation; Indemnification........................21

      Section 10.4.   No Restrictions on Actions...........................21

      Section 10.5.   Discharge or Removal; Replacement Warrant Agent......21

      Section 10.6.   Successor Warrant Agent..............................22

      Section 10.7.   Conditions of Warrant Agent's Obligations............22

ARTICLE XI.................................................................23

      Section 11.1.   Organization, Etc....................................23

      Section 11.2.   Validity of this Agreement...........................23

      Section 11.3.   Validity of the Warrant Registration Rights
                      Agreement............................................23

      Section 11.4.   Validity of the Warrants.............................23

      Section 11.5.   Non-Contravention, Governmental Approval, Etc........24

      Section 11.6.   Capitalization, Reservation of Shares, Etc...........24

      Section 11.7.   Accuracy of Information..............................24

      Section 11.8.   No General Solicitation..............................24

      Section 11.9.   No Integration.......................................24

      Section 11.10.  IAI Status...........................................25

      Section 11.11.  No General Solicitation..............................25

ARTICLE XII  PUT-RIGHT.....................................................25

      Section 12.1.   Put Right............................................25

ARTICLE XIII  MISCELLANEOUS................................................25

      Section 13.1.   Monies Deposited with the Warrant Agent..............25

      Section 13.2.   Payment of Taxes.....................................26

      Section 13.3.   No Merger, Consolidation or Sale of Assets of the
                      Company..............................................26

      Section 13.4.   Reports to Holders...................................26

      Section 13.5.   Notices; Payment.....................................27

      Section 13.6.   Binding Effect.......................................28

      Section 13.7.   Counterparts.........................................28

      Section 13.8.   Amendments...........................................28

      Section 13.9.   Headings.............................................29

      Section 13.10.  Common Shares Legend.................................29

      Section 13.11.  Third Party Beneficiaries............................29

      Section 13.12.  Termination..........................................29

      Section 13.13.  Method of Payment....................................30

      Section 13.14.  Governing Law........................................30

EXHIBIT A         FORM OF WARRANT CERTIFICATE

EXHIBIT B-1       FORM OF CERTIFICATE TO BE DELIVERED BY TRANSFERORS IN
                  CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED
                  INVESTORS

EXHIBIT B-2       FORM OF CERTIFICATE TO BE DELIVERED BY TRANSFEREES IN
                  CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED
                  INVESTORS

EXHIBIT C-1       FORM OF OPINION OF ALLEN S. LIPSON, EXECUTIVE VICE PRESIDENT,
                  BUSINESS AND LEGAL AFFAIRS OF THE COMPANY

EXHIBIT C-2       FORM OF OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER LLP,
                  COUNSEL FOR THE COMPANY

APPENDIX A        LIST OF FINANCIAL EXPERTS